Exhibit 99.1

AeroGrow Reports Results for the Second Quarter Ended September 30, 2015

BOULDER, CO--(Marketwired – November 9, 2015) - AeroGrow International, Inc.(OTCQB: AERO) ("AeroGrow" or the "Company"), which sells the Miracle-Gro AeroGarden® line of extraordinary, soil-free indoor gardening systems, announced results for the second quarter ended September 30, 2015.

For the three months ended September 30, 2015, total revenue of $1.1 million was down 36%, or $616,000, relative to the same period in the prior year.  The decrease was primarily due to over $500,000 of in-store retail channel sales for tests that were not repeated this year.  This was offset by a $109,000 or 30% increase in sales at Amazon.com and other online retailers.  In addition, the Company shipped over $1.3 million in future revenue to QVC during the September quarter, but this revenue was not able to be recognized in the quarter on a GAAP basis.  The adjusted EBITDA loss for the quarter was $822,000.

“Year over year sales comparisons in these low volume quarters are always a challenge for us due to the timing of shipments to retailers, but  our overall strategy for Fiscal 2016 remains on track,” said President and CEO J. Michael Wolfe.  “In the quarter we actually shipped over 35% more than we did in the same quarter last year.  While we were unable to recognize much of the increase due to GAAP, this gives us a good head start on our December quarter sales.  I would add that we anticipate our quarterly sales comps during the first six months of the fiscal year, which over the last two years represented only about 10% of our annual sales, may continue to be inconsistent as we test various retail channel strategies in an effort to optimize sales and profitability throughout the year.

“Sales this quarter were consistent with our current strategy to build our business through online retailers while refocusing in-store tests, primarily in the culinary channel.  In addition to building our business through expanded relationships with Amazon.com, Costco.com, Walmart.com and others, I’m pleased that we will be featured numerous times on QVC and begin testing new in-store distribution at Bed, Bath & Beyond and others.  We will also be launching our international initiative during the upcoming holiday season, beginning with a test through Amazon in the UK.

“I’m also excited about our new line of AeroGarden products that are being launched during the first few weeks of November.  These all new AeroGardens capture the vision that we’ve been working on for over two years – they are great looking, grow better than ever and have an efficient footprint for kitchen countertops.  Finally, due to the lower cost points on these units, we stand to see markedly improved margins beginning in November when these new products start comprising a significant portion of our shipments.

“This fall we’ll also begin to execute our strategy to build the AeroGarden brand and the indoor countertop gardening category through a series of new commercials for use on TV and in digital media.  I’m confident that these spots will help drive awareness and – ultimately – sell thru.  Four versions of the spot will begin testing imminently and we plan to increase the frequency of the airings during the key holiday selling season.

“As these efforts come together in our peak selling season, which began in earnest during the last several weeks of October, I’m optimistic we’ll drive continued top line growth on an annual basis, with an emphasis on improved bottom line performance.”

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended September 30,
(in thousands, except per share data)	2015	2014
Net revenue	$1,091	$1,707
Cost of revenue	761	1,083
Gross profit	330	624

Operating expenses
Research and development	143	115
Sales and marketing	668	484
General and administrative	561	506
Total operating expenses	1,372	1,105

(Loss) from operations	(1,042)	(481)

Other (expense) income, net
Fair value changes in derivative warrant liability	(66)	11
Interest expense	-	-
Interest expense – related party	(58)	(37)
Other income	-	-
Total other (expense) , net	(124)	(26)

Net (loss)	$(1,166)	$(507)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	1,177	154
Net income (loss) attributable to common shareholders	$11	$(353)
Net loss per share, basic and diluted	$0.00	$(0.06)

Weighted average number of common shares outstanding, basic and diluted	7,500	6,405

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	September 30, 2015	March 31, 2015
(in thousands, except per share and share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$2,411	$1,015
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $5 and $10 at September 30, 2015 and March 31, 2015, respectively	632	1,300
Other receivables	65	214
Inventory	4,162	2,603
Prepaid expenses and other	1,140	144
Total current assets	8,425	5,291
Property and equipment, net of accumulated depreciation of $3,464 and $3,284 at September 30, 2015 and March 31, 2015, respectively	752	525
Other assets
Intangible assets	2	2
Deposits	156	156
Total assets	$9,335	$5,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,698	$1,641
Accrued expenses	624	816
Customer deposits	5	30
Deferred rent	2	1
Notes payable-related party	4,558	207
Derivative warrant liability	2,018	1,688
Debt associated with sale of intellectual property	184	208
Total current liabilities	9,089	4,591
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 issued and outstanding at September 30, 2015 and March 31, 2015	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 7,499,966 and 6,563,518 shares issued and outstanding at September 30, 2015 and March 31, 2015, respectively	7	6
Additional paid-in capital	84,009	82,101
Stock dividend to be distributed	317	1,715
Accumulated deficit	(84,090)	(82,442)
Total stockholders' equity	246	1,383
Total liabilities and stockholders' equity	$9,335	$5,974

AEROGROW INTERNATIONAL, INC.
EBITDA CALCULATION

	Three Months Ended September 30, (in thousands)
	2015	2014
Loss from operations	$(1,042)	$(481)
Add back non-cash items:
Depreciation	99	61
Amortization	-	-
Stock based compensation	83	83
Common stock warrant expense	-	18
Scott’s Miracle-Gro intellectual property royalty and branding license	38	68
Total non-cash items	220	230
Adjusted EBITDA	$(822)	$(251)

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CONFERENCE CALL

The conference call is scheduled for 12:00pm ET on November 10, 2015. To participate in the call, please dial
U.S. (Toll Free): 1 (888) 347-7861
Toll/International: 1 (412) 902-4227

A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until February 8, 2016. To access the replay by phone, please dial:

U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
Conference Number: 10075806

About AeroGrow International, Inc.
Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening market. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market.  For more information, visit www.aerogrow.com.

Forward-Looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Mike Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Company Representative:
Grey Gibbs Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755